UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 8, 2023

Date of Report (date of earliest event reported)

Lulu’s Fashion Lounge Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41059	20-8442468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

195 Humboldt Avenue

Chico, California 95928

(Address of Principal Executive Offices) (Zip Code)

(530) 343-3545

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	LVLU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2023, the Board of Directors (the “Board”) of Lulu’s Fashion Lounge Holdings, Inc. (the “Company”) acting upon the recommendation of the Nominating and Corporate Governance Committee expanded the size of the Board from nine (9) directors to eleven (11) directors, appointed Crystal Landsem as a Class II director of the Company, effective as of March 8, 2023 (the “Effective Date”), and appointed Caroline Sheu as a Class III director of the Company, effective as of the Effective Date. Ms. Landsem will serve as a director of the Company for a term expiring at the 2023 Annual Meeting of Stockholders (“2023 Annual Meeting”), at which time her continued service on the Board will be subject to renomination and stockholder approval. Ms. Landsem was appointed to the Board pursuant to the terms of her employment agreement entered into with the Company on March 5, 2023 and effective as of March 6, 2023 in connection with her role as Chief Executive Officer of the Company as previously described in the Company’s Form 8-K filed on March 6, 2023.

Ms. Sheu will serve as a director of the Company for a term expiring at the 2024 Annual Meeting of Stockholders, at which time her continued service on the Board will be subject to renomination and stockholder approval. The Board has determined that Ms. Sheu qualifies as an independent director under Nasdaq rules. Ms. Sheu is eligible to participate in the Company’s Non-Employee Director Compensation Program. Please see the disclosure in the Company’s Proxy Statement for its 2022 Annual Meeting of Stockholders (“2022 Annual Meeting”) filed on April 29, 2022 under the heading “Director Compensation – Non-Employee Director Compensation Program” for a description of the program. The full text of the Non-Employee Director Compensation Program is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated hereto by reference. Ms. Landsem is not eligible to participate in the Company’s Non-Employee Director Compensation Program due to her employment as the Chief Executive Officer of the Company.

Ms. Landsem and Ms. Sheu have also entered into the Company’s standard indemnification agreement for directors and officers, a form of which is included as Exhibit 10.8 to the Company’s Form 10-K for the year ended January 2, 2022.

There are no related party transactions between the Company and Ms. Sheu. Other than as previously disclosed in the Company’s Proxy Statement for its 2022 Annual Meeting filed on April 29, 2022 under the heading “Certain Relationships and Related Person Transactions” there are no related party transactions between the Company and Ms. Landsem.

Chief Financial Officer's Employment Agreement

As previously announced in the Current Report on Form 8-K filed by the Company on March 6, 2023, the Board appointed Tiffany R. Smith as the Company’s Chief Financial Officer, effective March 6, 2023. On March 8, 2023, the Company entered into an employment agreement with Ms. Smith for her service as Chief Financial Officer (the “CFO Employment Agreement”), which governs her employment terms effective as of March 6, 2023. Below is a summary of the principal terms of the CFO Employment Agreement.

Term:	The CFO Employment Agreement provides for an initial term commencing on March 6, 2023 and ending on December 31, 2024; provided that the term shall be automatically extended for additional one-year periods unless the Company or Ms. Smith provides at least 60 days prior written notice that the term shall not be extended.

Position; Reporting:	Under the terms of the CFO Employment Agreement, Ms. Smith will serve as the Company’s Chief Financial Officer, reporting to the Company’s Chief Executive Officer.

Base Salary:	The CFO Employment Agreement provides a base salary of $385,000, payable with the Company’s customary payroll practices.

Annual Bonus:	The CFO Employment Agreement provides an annual bonus target of 50% of base salary, subject to Ms. Smith being employed with the Company on the date that the annual bonus is paid. The actual bonus attained may be greater or less than the target bonus based on achievement of the applicable performance goals and pursuant to the Company’s bonus policies and plans at that time.

Equity Award:	The CFO Employment Agreement provides that Ms. Smith is entitled to an initial grant of Restricted Stock Units (“RSUs”) for the fiscal year 2023 with a target value of $385,000 (the “RSU Award”). The number of RSUs will be determined based on the Initial Share Price (as defined in the CFO Employment Agreement). Subject to the terms of the CFO Employment Agreement, the applicable RSU Award Agreement and the Lulu’s Fashion Lounge Holdings, Inc. Omnibus Equity Plan (the “Plan”), and provided that Ms. Smith remains employed through such vesting date, the RSU Award will vest in three (3) substantially equal installments annually on the following dates: March 8, 2024, March 7, 2025, and March 6, 2026.

Termination:	With the exception of termination of Ms. Smith’s employment due to her death, any termination of Ms. Smith’s employment by the Company for any reason, or by Ms. Smith for any reason, shall be communicated by a written notice of termination that indicates the specific termination provision in the CFO Employment Agreement being relied upon and specifies a termination date, which may be the date of the notice, except that in the event of a termination by Ms. Smith without Good Reason (as defined in the CFO Employment Agreement), the termination date shall not be less than sixty (60) days after such notice, unless otherwise agreed to by the parties.

Severance:	If Ms. Smith’s employment is terminated by the Company without Cause (other than due to death or Disability) or by Ms. Smith for Good Reason (all capitalized terms as defined in the CFO Employment Agreement), then subject to Ms. Smith’s continued compliance with the terms of the CFO Employment Agreement and her execution, delivery and non-revocation of a release of claims (a form of which is attached to the CFO Employment Agreement), Ms. Smith will be entitled to the following severance in addition to the Accrued Rights (as defined in the CFO Employment Agreement): (i) her then-current annual base salary for a period of twelve (12) months following the termination date, subject to offset in the case of a new engagement; (ii) a pro-rata bonus; and (iii) subject to Ms. Smith timely electing COBRA coverage, reimbursement for monthly COBRA premiums for a period ending on the earlier of the first anniversary of the termination date or the date on which Ms. Smith begins a New Engagement (as defined in the CFO Employment Agreement). For non-renewal by the Company without Cause, then subject to Ms. Smith’s continued compliance with the terms of the CFO Employment Agreement and her execution, delivery and non-revocation of a release of claims (a form of which is attached to the CFO Employment Agreement), Ms. Smith will be entitled to the following severance in addition to the Accrued Rights: (i) her then-current annual base salary for a period of twelve (12) months following the termination date, subject to offset in the case of a New Engagement; and (ii) subject to Ms. Smith timely electing COBRA coverage, reimbursement for monthly COBRA premiums for a period ending on the earlier of the first anniversary of the termination date or the date on which Ms. Smith begins a New Engagement.

Restrictive Covenants:	Under the CFO Employment Agreement, Ms. Smith is subject to restrictive covenants relating to non-solicitation and non-disparagement. Ms. Smith has also agreed to certain covenants regarding the confidential information of the Company and the Company’s intellectual property.

Clawbacks:	Under the CFO Employment Agreement, Ms. Smith acknowledges that the Company may be entitled or required by law, the Company’s clawback policy or the requirements of a stock exchange to recoup compensation paid to Ms. Smith pursuant to the CFO Employment Agreement, and Ms. Smith agrees to comply with any such request or demand for recoupment by the Company.

The foregoing description of the CFO Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CFO Employment Agreement, a copy of which is included as Exhibit 10.2 to this report, and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 9, 2023, the Company issued a press release announcing Ms. Landsem’s and Ms. Sheu’s election to the Board, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained or incorporated in this Item 7.01 of this Current Report is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description
10.1	Lulu’s Fashion Lounge Holdings, Inc. Non-Employee Director Compensation Program (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 31, 2022).
10.2	Employment Agreement, dated as of March 8, 2023, among Lulu's Fashion Lounge Holdings, Inc., Lulu's Fashion Lounge, LLC and Tiffany Smith.
99.1	Press release issued by Lulu’s Fashion Lounge Holdings, Inc. on March 9, 2023.
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2023	Lulu’s Fashion Lounge Holdings, Inc.

By:	/s/ Crystal Landsem
Crystal Landsem
Chief Executive Officer